Exhibit 99.1

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on December 2, 2008)

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

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(ff)	“Qualifying Performance Criteria”	5

(gg)	“Restricted Share”	5

(hh)	“Restricted Share Agreement”	5

(ii)	“Restricted Stock Unit”	5

(jj)	“Restricted Stock Unit Agreement”	5

(kk)	“SAR”	5

(ll)	“SAR Agreement”	5

(mm)	“Service”	6

(nn)	“Share”	6

(oo)	“Stock”	6

(pp)	“Stock Option Agreement”	6

(qq)	“Subsidiary”	6

SECTION 3.	ADMINISTRATION	6

(a)	Committee Composition	6

(b)	Committee for Non-Officer Grants	6

(c)	Committee Responsibilities	7

SECTION 4.	ELIGIBILITY	8

(a)	General Rule	8

(b)	Ten-Percent Stockholders	8

(c)	Attribution Rules	8

(d)	Outstanding Stock	8

SECTION 5.	STOCK SUBJECT TO PLAN	8

(a)	Basic Limitation	8

(b)	Award Limitation	9

(c)	Additional Shares	9

SECTION 6.	RESTRICTED SHARES	9

(a)	Restricted Share Agreement	9

(b)	Payment for Awards	9

(c)	Vesting	9

(d)	Voting and Dividend Rights	10

(e)	Restrictions on Transfer of Shares	10

SECTION 7.	TERMS AND CONDITIONS OF OPTIONS	10

(a)	Stock Option Agreement	10

(b)	Number of Shares	10

(c)	Exercise Price	10

(d)	Withholding Taxes	10

(e)	Exercisability and Term	10

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2008 STOCK INCENTIVE PLAN

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(f)	Exercise of Options	11

(g)	Effect of Change of Control	11

(h)	No Rights as a Stockholder	11

(i)	Restrictions on Transfer of Shares	11

(j)	Buyout Provisions	11

SECTION 8.	PAYMENT FOR SHARES	11

(a)	General Rule	11

(b)	Surrender of Stock	11

(c)	Services Rendered	12

(d)	Cashless Exercise	12

(e)	Exercise/Pledge	12

(f)	Promissory Note	12

(g)	Other Forms of Payment	12

(h)	Limitations under Applicable Law	12

SECTION 9.	STOCK APPRECIATION RIGHTS	12

(a)	SAR Agreement	12

(b)	Number of Shares	12

(c)	Exercise Price	13

(d)	Exercisability and Term	13

(e)	Effect of Change of Control	13

(f)	Exercise of SARs	13

(g)	Modification or Assumption of SARs	13

(h)	Buyout Provisions	13

SECTION 10.	RESTRICTED STOCK UNITS	13

(a)	Restricted Stock Unit Agreement	13

(b)	Payment for Awards	14

(c)	Vesting Conditions	14

(d)	Voting and Dividend Rights	14

(e)	Form and Time of Settlement of Restricted Stock Units	14

(f)	Death of Recipient	14

(g)	Creditors’ Rights	15

SECTION 11.	PERFORMANCE SHARES	15

(a)	Performance Shares and Performance Share Agreement	15

(b)	Payment for Awards	15

(c)	Terms of Performance Share Awards	15

(d)	Voting and Dividend Rights	15

(e)	Form and Time of Settlement of Performance Shares	15

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2008 STOCK INCENTIVE PLAN

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(f)	Death of Recipient	16

(g)	Creditors’ Rights	16

SECTION 12.	ADJUSTMENT OF SHARES; CORPORATE TRANSACTIONS	16

(a)	Adjustments	16

(b)	Dissolution or Liquidation	16

(c)	Corporate Transactions	17

(d)	Reservation of Rights	18

SECTION 13.	DEFERRAL OF AWARDS	18

(a)	Committee Powers	18

(b)	General Rules	19

SECTION 14.	AWARDS UNDER OTHER PLANS	19

SECTION 15.	LEGAL AND REGULATORY REQUIREMENTS	19

SECTION 16.	WITHHOLDING TAXES	19

(a)	General	19

(b)	Share Withholding	19

SECTION 17.	OTHER PROVISIONS APPLICABLE TO AWARDS	20

(a)	Transferability	20

(b)	Qualifying Performance Criteria	20

(c)	Clawback	21

SECTION 18.	NO EMPLOYMENT RIGHTS	21

SECTION 19.	APPLICABLE LAW	21

SECTION 20.	DURATION AND AMENDMENTS	21

(a)	Term of the Plan	21

(b)	Right to Amend or Terminate the Plan	21

(c)	Effect of Termination	21

SECTION 21.	EXECUTION	22

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2008 STOCK INCENTIVE PLAN

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CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on December 2, 2008, and shall be effective on the date of the Distribution. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Performance Shares, Options (which may constitute ISOs or NSOs) and SARs.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation.

(b) “Award” shall mean any award of an Option, a SAR, Restricted Shares, Restricted Stock Units or Performance Shares under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted from time to time.

(d) “Business Combination” shall mean a merger or consolidation involving the Corporation.

(e) “Change of Control” shall mean the occurrence of any of the following events:

(i) Upon consummation of a Business Combination unless, following such Business Combination,

(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or common equity) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including a corporation or other entity which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries),

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2008 STOCK INCENTIVE PLAN

(B) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or a Subsidiary or such other corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or common equity) of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination, and

(C) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(ii) Upon the consummation of the sale, lease or exchange of all or substantially all of the assets of the Corporation; or

(iii) On the date that individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a member of the Board of Directors on or subsequent to the day immediately following the date of the Distribution whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this proviso, any such individual whose appointment to the Board of Directors occurs as a result of an actual or threatened election contest with respect to the election or removal of a member or members of the Board of Directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Incumbent Board; or

(iv) Upon the acquisition on or after the date of the Distribution by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either:

(A) the then Outstanding Common Stock, or

(B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iv):

(x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by or at the direction of the Corporation or any Subsidiary,

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2008 STOCK INCENTIVE PLAN

(y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or

(z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2(e)(i) of this Plan; or

(v) Upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Corporate Transaction” shall mean an event that constitutes a “Change of Control” pursuant to subsection (i), subsection (ii) or subsection (iv) of Section 2(e); provided, however, that solely for purposes of this definition, the words “30% or more” in subsection (iv) of Section 2(e) shall be replaced with the words “more than 50%”.

(i) “Corporation” shall mean Clearwater Paper Corporation, a Delaware corporation.

(j) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k) “Distribution” shall mean the distribution by Potlatch Corporation to its stockholders of all of the outstanding shares of the Stock then owned by Potlatch Corporation, pursuant to the Separation and Distribution Agreement between the Corporation and Potlatch Corporation.

(l) “Employee” shall mean any individual who is a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” shall mean (a) in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement (or the addendum thereto), and (b) in the case of a SAR, an amount, as specified in the applicable SAR Agreement (or the addendum thereto), which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

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2008 STOCK INCENTIVE PLAN

(o) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i) If the Stock is listed on the New York Stock Exchange or another national securities exchange, or is traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sales prices are regularly reported for the Stock, then the Fair Market Value shall be the closing selling price for the Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or

(ii) If closing selling prices are not regularly reported for the Stock as described in clause (i) but bid and asked prices for the Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or

(iii) If prices are not regularly reported for the Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p) “Incumbent Board” shall mean the individuals who constitute the Board of Directors as of 11:59 p.m. (Pacific) on the date of the Distribution.

(q) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(r) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(s) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(t) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(u) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(v) “Outside Director” shall mean a member of the Board of Directors who is not an Employee or a Consultant.

(w) “Outstanding Common Stock” shall mean the outstanding shares of Stock.

(x) “Outstanding Voting Securities” shall mean the outstanding voting securities of the Corporation entitled to vote generally in the election of members of the Board of Directors.

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2008 STOCK INCENTIVE PLAN

(y) “Parent” shall mean any corporation or other entity (other than the Corporation) in an unbroken chain of corporations or other entities ending with the Corporation, if each of the corporations or other entities other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation or other entity that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(z) “Participant” shall mean an individual or estate who holds an Award.

(aa) “Performance Shares” shall mean a bookkeeping entry representing the Corporation’s obligation to deliver Shares (or distribute cash) on a future date in accordance with the provisions of a Performance Share Agreement.

(bb) “Performance Share Agreement” shall mean the agreement between the Corporation and the recipient of Performance Shares that contains the terms, conditions and restrictions pertaining to such Performance Shares.

(cc) “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(dd) “Plan” shall mean this 2008 Stock Incentive Plan of Clearwater Paper Corporation, as amended from time to time.

(ee) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(ff) “Qualifying Performance Criteria” shall have the meaning set forth in Section 17(d).

(gg) “Restricted Share” shall mean a Share awarded under the Plan and subject to the terms, conditions and restrictions set forth in a Restricted Share Agreement.

(hh) “Restricted Share Agreement” shall mean the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(ii) “Restricted Stock Unit” shall mean a bookkeeping entry representing the Corporation’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Restricted Stock Unit Agreement.

(jj) “Restricted Stock Unit Agreement” shall mean the agreement between the Corporation and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

(kk) “SAR” shall mean a stock appreciation right granted under the Plan.

(ll) “SAR Agreement” shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

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2008 STOCK INCENTIVE PLAN

(mm) “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement, Restricted Stock Unit Agreement or Performance Share Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Corporation in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Corporation shall be entitled to determine in its sole discretion which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(nn) “Share” shall mean one share of Stock.

(oo) “Stock” shall mean the common stock of the Corporation, par value $0.0001 per share.

(pp) “Stock Option Agreement” shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(qq) “Subsidiary” shall mean any corporation or other entity, if the Corporation or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock (or equity) of such corporation or other entity. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Board of Directors or a Committee appointed by the Board of Directors. The Committee shall consist of two or more members of the Board of Directors. In addition, to the extent required by the Board of Directors, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more members of the Board of Directors who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Corporation under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the

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2008 STOCK INCENTIVE PLAN

Board of Directors may also authorize one or more officers of the Corporation to designate Employees, other than persons subject to Section 16 of the Exchange Act, to receive Awards and to determine the number of such Awards to be received by such Employees; provided, however, that the Board of Directors shall specify the aggregate limit (i.e., the number of Shares underlying all such Awards) and the individual limit (i.e., the number of Shares underlying any individual Award so granted) that such officer or officers may so award in any calendar year.

(c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws, including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv) To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

(v) To determine when Awards are to be granted under the Plan;

(vi) To select the Offerees and Optionees;

(vii) To determine the number of Shares to be made subject to each Award;

(viii) To prescribe the terms and conditions of each Award, including the Exercise Price, the Purchase Price, the performance criteria, the performance period, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

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2008 STOCK INCENTIVE PLAN

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiv) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Award.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Restricted Stock Units, Performance Shares, Nonstatutory Options or SARs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant but shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 1,695,000 Shares. The limitation of this Section 5(a) shall be

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2008 STOCK INCENTIVE PLAN

subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Award Limitation. Subject to the provisions of Section 12, no Participant may receive Awards under the Plan (i) in any calendar year (other than the calendar year of the first year of employment) that relate to more than 226,000 Shares, and (ii) in the calendar year for the first year of employment, no more than two times the amount set forth in Section 5(b)(i).

(c) Additional Shares. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Shares, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares under SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares, Restricted Stock Units or Performance Shares are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested upon a Change of Control. Except as may be set forth in a

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2008 STOCK INCENTIVE PLAN

Restricted Share Agreement, vesting of the Restricted Shares shall cease on the termination of the Participant’s Service.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option (subject to adjustment in accordance with Section 12).

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided, however, that the term of an ISO

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shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Corporation and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change of Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option upon a Change of Control.

(h) No Rights as a Stockholder. An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to any Shares covered by the Option until the date of the issuance of the Shares underlying the Option upon a valid exercise thereof.

(i) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(j) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be

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valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Corporation or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Corporation) a full-recourse promissory note.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Share Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Corporation. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

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(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events. Except as may be set forth in a SAR Agreement, vesting of the SAR shall cease on the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change of Control.

(e) Effect of Change of Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR upon a Change of Control.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Corporation or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. RESTRICTED STOCK UNITS.

(a) Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Corporation. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

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Restricted Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change of Control occurs with respect to the Corporation.

(d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach.

(e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Restricted Stock Unit Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

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(g) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Corporation. Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

SECTION 11. PERFORMANCE SHARES.

(a) Performance Shares and Performance Share Agreement. Each grant of Performance Shares under the Plan shall be evidenced by a Performance Share Agreement between the recipient and the Corporation. Such Performance Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Agreements entered into under the Plan need not be identical. Performance Shares may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Performance Shares, no cash consideration shall be required of the Award recipients.

(c) Terms of Performance Share Awards. The Committee may determine the terms of Performance Share Awards, all of which shall be subject to Section 17(b) of the Plan. Each Performance Share Agreement shall set forth the number of Shares subject to such Performance Share Award, the Qualifying Performance Criteria and the performance period. Except as otherwise provided in the Performance Share Agreement, the Performance Share Award shall terminate upon the termination of the Participant’s Service. Prior to settlement and in accordance with Section 17(b) of the Plan, the Committee shall determine the extent to which Performance Shares have been earned. Performance periods may overlap and the holders may participate simultaneously with respect to Performance Shares Awards that are subject to different performance periods and different Qualifying Performance Criteria. The number of Shares may be fixed or may vary in accordance with such Qualifying Performance Criteria as may be determined by the Committee. A Performance Share Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Performance Share Awards or thereafter, that all or part of the Performance Shares shall become vested upon a Change of Control.

(d) Voting and Dividend Rights. The holders of Performance Shares shall have no voting rights with respect to such Performance Shares. Prior to settlement or forfeiture, any Performance Share awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Performance Share is outstanding. Dividend equivalents may be converted into additional Performance Shares. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Performance Shares to which they attach.

(e) Form and Time of Settlement of Performance Shares. Settlement of Performance Shares may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as

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determined by the Committee and set forth in the Performance Share Agreements. The actual number of Performance Shares eligible for settlement may be larger or smaller than the number included in the original Award, based on the Qualifying Performance Criteria. Methods of converting Performance Shares into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Performance Share Agreement may provide that Performance Shares may be settled in a lump sum or in installments. A Performance Share Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Performance Shares have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Performance Shares is settled, the number of such Performance Shares shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient. Any Performance Share Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Performance Share Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Performance Shares shall have no rights other than those of a general creditor of the Corporation. Performance Shares represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Performance Share Agreement.

SECTION 12. ADJUSTMENT OF SHARES; CORPORATE TRANSACTIONS.

(a) Adjustments. In the event that there occurs a dividend or other distribution of Shares, a dividend in the form of cash or other property that materially affects the Fair Market Value of the Shares, a stock split, a reverse stock split, a split-up, a split-off, a spin-off, a combination or subdivision of Shares or other securities of the Corporation, an exchange of Shares for other securities of the Corporation, or a similar transaction or event that materially affects the Fair Market Value of the Shares, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall make appropriate adjustments in:

(i) The numerical limitations set forth in Sections 5(a) and (b);

(ii) The number of Shares covered by all outstanding Awards; and

(iii) The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, all outstanding Awards shall terminate immediately prior to the dissolution or liquidation of the Corporation.

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(c) Corporate Transactions. In the event of a Corporate Transaction, subject to any vesting acceleration provisions in an Award agreement, outstanding Awards shall be treated in the manner provided in the agreement relating to the Corporate Transaction (including as the same may be amended). Such agreement shall not be required to treat all Awards or individual types of Awards similarly in the Corporate Transaction; provided, however, that such agreement shall provide for one of the following with respect to all outstanding Awards (as applicable):

(i) The continuation of the outstanding Award by the Corporation, if the Corporation is a surviving corporation;

(ii) The assumption of the outstanding Award by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own award for the outstanding Award;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Award, followed by the cancellation of such Award;

(v) The cancellation of an outstanding Option or SAR and a payment to the Optionee equal to the excess of (i) the Fair Market Value of the Shares subject to such Option or SAR (whether or not such Option or SARs is then exercisable or such Shares are then vested) as of the closing date of such Corporate Transaction over (ii) its aggregate Exercise Price. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Option or SAR would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Option or SAR would have become exercisable or such Shares would have vested (including any vesting acceleration provisions). If the Exercise Price of the Shares subject to any Option or SAR exceeds the Fair Market Value of the Shares subject thereto, then such Option or SAR may be cancelled without making a payment to the Optionee with respect thereto. For purposes of this Subsection (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security;

(vi) The cancellation of an outstanding Restricted Stock Unit and a payment to the Participant equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit (whether or not such Restricted Stock Unit is then vested) as of the closing date of such Corporate Transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Restricted Stock Unit would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Restricted Stock Unit would have vested (including

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any vesting acceleration provisions). For purposes of this Subsection (vi), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security; or

(vii) The cancellation of an outstanding Performance Share Award and a payment to the Participant equal to the Fair Market Value of the target Shares subject to such Performance Share Award (whether or not such Performance Share Award is then vested) as of the closing date of such Corporate Transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Performance Share Award would have settled. Such payment may be subject to the Participant’s continuing Service and the achievement of performance criteria that are based on the performance criteria set forth in the Performance Share Award, with such changes that may necessary to give effect to the Corporate Transaction, provided that the performance period shall not be less favorable to the Participant than the performance period under such Performance Share Award (including any vesting acceleration provisions). For purposes of this Subsection (vii), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(d) Reservation of Rights. Except as provided in Section 12, a Participant shall have no rights by reason of the occurrence of (or relating to) any Corporate Transaction, any transaction described in Section 12(a), or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to effect any Corporate Transaction, any transaction described in Section 12(a), any dissolution or liquidation of the Corporation or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation.

SECTION 13. DEFERRAL OF AWARDS.

(a) Committee Powers. The Committee in its sole discretion may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Restricted Stock Units or Performance Shares credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Restricted Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Restricted Stock Units or

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Performance Shares converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation. Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation. If the deferral or conversion of Awards is permitted or required, the Committee in its sole discretion may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Corporation’s securities may then be listed, and the Corporation has obtained the approval or favorable ruling from any governmental agency which the Corporation determines is necessary or advisable. The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Corporation may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all

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or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported sale, assignment, conveyance, gift, pledge, hypothecation or transfer in violation of this Section 17(a) shall be void and unenforceable against the Corporation.

(b) Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ or quarter’s results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow (including operating cash flow), (b) earnings per share, (c) (i) earnings before interest, (ii) earnings before interest and taxes, (iii) earnings before interest, taxes and depreciation, (iv) earnings before interest, taxes, depreciation and amortization, or (iv) earnings before any combination of such expenses or deductions, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin (including as a percentage of revenue), (n) return on operating revenue, (o) return on invested capital, (p) market segment shares or (q) economic profit (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant (or for all Participants), the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event

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increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Criteria to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

(c) Clawback. Notwithstanding anything in this Plan to the contrary, the Corporation reserves the right to cancel or adjust the amount of any Award if the financial statements of the Corporation on which the calculation or determination of the Award was based are subsequently restated due to error or misconduct and, in the judgment of the Committee, the financial statements as so restated would have resulted in a smaller or no Award if such information had been known at the time the Award had originally been calculated or determined. In addition, in the event of such a restatement, the Corporation reserves the right to require a Participant to repay to the Corporation the amount by which the Award as originally calculated or determined exceeds the Award as adjusted pursuant to the preceding sentence.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Corporation and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. APPLICABLE LAW.

The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.

SECTION 20. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on December 1, 2018 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Corporation’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 21. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Corporation has caused its authorized officer to execute the same.

CLEARWATER PAPER CORPORATION

By
Name
Title

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

CLEARWATER PAPER CORPORATION

PERFORMANCE SHARE AGREEMENT

2008 STOCK INCENTIVE PLAN

THIS PERFORMANCE SHARE AGREEMENT (this “Agreement”) is made and entered into on the Grant Date specified in the attached Addendum to this Agreement by and between CLEARWATER PAPER CORPORATION, a Delaware corporation (the “Corporation”), and the Employee named in the Addendum (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation maintains the Clearwater Paper Corporation 2008 Stock Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Employee has been selected to receive a contingent grant of Performance Shares under Section 11 of the Plan;

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings set forth in this Section 1. Capitalized terms not defined in this Agreement shall have the same definitions as in the Plan.

(a) “Addendum” means the attached Addendum.

(b) “Disability” means the condition of the Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

(c) “Grant Date” means the effective date of the Award of the Performance Shares to the Employee, as specified in the Addendum.

(d) “Retirement Plan” means the Clearwater Paper Salaried Retirement Plan.

2. Award. Subject to the terms of this Agreement and the Addendum, the Employee is hereby awarded a target contingent grant of Performance Shares in the number set forth in the attached Addendum (the “Award”). The number of Shares actually payable to the Employee is contingent on the performance achieved as specified in the Addendum. This Award has been granted pursuant to the Plan and is subject to all the terms and provisions thereof, a copy of which is attached and the terms and conditions of which are incorporated by reference into this Agreement.

3. Performance Measure. The Performance Measure is a comparison of the percentile ranking of the Corporation’s total stockholder return (stock price appreciation plus dividends as calculated pursuant to Section 5 below) as compared to the total stockholder return performance of a selected peer group of companies as specified in the Performance Schedule contained in the Addendum.

4. Performance Period. The Performance Period is the period specified in the Addendum and represents the period during which the total stockholder return for the Corporation and the selected peer group of companies is measured.

5. Calculation of Total Stockholder Return. Total stockholder return for a Share and for the stock of a member of the peer group shall be expressed as a percentage and calculated by:

(i)	subtracting (a) the beginning average stock price for one share of stock (determined by calculating the average closing stock price during the two calendar months preceding the

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2008 STOCK INCENTIVE PLAN

beginning of the Performance Period) from (b) the ending average stock price for such share of stock (determined by calculating the average closing stock price during the final two calendar months of the Performance Period, after taking into account the effect of any of the events described in Section 12 of the Plan occurring with respect to the Corporation or any member of the peer group); and

(ii)	adding to the difference determined under subparagraph (i) above all cash dividends actually paid on such share of stock during the Performance Period; and

(iii)	dividing the sum determined by subparagraphs (i) and (ii) above by the beginning average stock price determined pursuant to clause (a) of subparagraph (i) above.

6. Dividend Equivalents. During the Performance Period, dividend equivalents shall be converted into additional Performance Shares based on the closing price of the Corporation’s Common Stock on the New York Stock Exchange on the dividend payment date. Such additional Performance Shares shall vest or be forfeited in the same manner as the underlying Performance Shares to which they relate.

7. Settlement of Awards. Pursuant to Section 5 above, the Corporation shall deliver to the Employee one Share for each earned Performance Share (and, as applicable, for the accrued dividend equivalents) as determined in accordance with the provisions set forth in the Addendum. Any earned Performance Shares payable to the Employee (including Shares payable pursuant to Section 6 above) shall be paid solely in Shares. Any fractional Share will be rounded to the closest whole Share.

8. Time of Payment. Except as otherwise provided in this Agreement, the Shares issuable for the earned Performance Shares (and any accrued dividend equivalents) shall be delivered to the Employee (or, in the case of the Employee’s death before delivery, to the Employee’s beneficiary or representative) as soon as practicable after the end of the Performance Period as set forth in the Addendum, but in no event later than 60 days following the end of the Performance Period.

9. Committee Discretion to Reduce Award. Notwithstanding any provision in this Agreement to the contrary, the Committee retains the right, at its sole and absolute discretion, to reduce or eliminate any Award that may become payable hereunder if the Committee determines that any one or more of the following conditions have occurred:

(a) The stockholder return to the Corporation’s stockholders has been insufficient;

(b) The stockholder return to the Corporation’s stockholders has been negative;

(c) The financial performance of the Corporation has been inadequate; or

(d) The operational performance of the Corporation has been inadequate.

In addition, the Committee may reduce or eliminate the Award granted hereby based on the Employee’s individual performance.

10. Retirement, Disability, or Death During the Performance Period. If the Employee’s Service terminates during the Performance Period because of the Employee’s retirement under the Retirement Plan, or his or her Disability or death, the Employee (or, in the case of the Employee’s death, the Employee’s beneficiary or representative) shall be entitled to a prorated number of the Performance Shares granted. The prorated number of Performance Shares earned is determined at the end of the Performance Period based on the ratio of the number of completed calendar months the Employee is employed during the Performance Period to the total number of months in the Performance Period.

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2008 STOCK INCENTIVE PLAN

11. Termination of Service During the Performance Period. If the Employee’s Service terminates during the Performance Period for any reason other than as described in Section 10, the entire Award granted under this Agreement shall be automatically terminated as of the date of such termination of Service.

12. Change of Control. Upon a Change of Control, the target award will be deemed payable and dividend equivalents will be calculated on the target award. The number of Shares payable will be determined by multiplying the target award plus dividend equivalents by a fraction, the numerator of which is the number of complete months that have elapsed during the Performance Period to the date of the Change of Control, and the denominator of which is the number of whole months in the entire Performance Period.

13. Available Shares. The Corporation agrees that it will at all times during the term of this Agreement reserve and keep available sufficient authorized but unissued or reacquired Shares to satisfy the requirements of this Agreement.

14. Applicable Taxes. In the event the Corporation determines that it is required to withhold state or federal income tax as a result of the payment of the Shares, the Employee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

15. Relationship to Other Benefits. Performance Shares shall not be taken into account in determining any benefits under any pension, savings, disability, severance, group insurance or any other pay-related plan of the Corporation or its Subsidiaries or Affiliates.

16. Required Deferral. In the event the Award would cause the Employee to qualify as a “covered employee” pursuant to Section 162(m) of the Code, that portion of the Award that would exceed the amount deductible by the Corporation under Section 162(m) of the Code shall be automatically deferred until the Employee’s compensation is no longer subject to Section 162(m) of the Code. Any portion of the Award so deferred shall be converted to Restricted Stock Units and dividend equivalents shall accrue on the Restricted Stock Units and be paid out as additional shares after the Employee’s compensation is no longer subject to Section 162(m) of the Code. Any deferral of the Award is intended to comply with Section 409A of the Code.

17. Stockholder Rights. Neither the Employee nor the Employee’s beneficiary or representative shall have any rights as a stockholder with respect to any Shares subject to this Agreement until such Shares shall have been issued to the Employee or the Employee’s beneficiary or representative.

18. Transfers, Assignments, Pledges. Except as otherwise provided in this Agreement, the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred by this Agreement, contrary to the provisions of this Section 18, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Agreement, the Award and the rights and privileges conferred by this Agreement shall immediately become null and void. However, this Section 18 shall not preclude: (i) an Employee from designating a beneficiary to succeed, after the Employee’s death, to any rights of the Employee or benefits distributable to the Employee under this Agreement not distributed at the time of the Employee’s death; or (ii) a transfer of any Award hereunder by will or the laws of descent or distribution. In that regard, any such rights shall be exercisable by the Employee’s beneficiary, and such benefits shall be distributed to the beneficiary, in accordance with the provisions of this Agreement and the Plan. The beneficiary shall be the named beneficiary or beneficiaries designated by the Employee in writing filed with the Corporation in such form and at such time as the Corporation shall require. If a deceased Employee has not designated a beneficiary, or if the designated beneficiary does not survive the Employee, any benefits distributable to the Employee shall be distributed to the legal representative of the estate of the Employee. If a deceased Employee has designated a beneficiary and the designated beneficiary survives the Employee but dies before the complete distribution of benefits to the designated beneficiary under this Agreement, then any benefits distributable to the designated beneficiary shall be distributed to the legal representative of the estate of the designated beneficiary.

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2008 STOCK INCENTIVE PLAN

19. No Employment Rights. Nothing in this Agreement shall be construed as giving the Employee the right to be retained as an employee or as impairing the rights of the Corporation or a Subsidiary or an Affiliate to terminate his or her employment at any time, with or without cause.

20. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

21. Interpretation/Applicable Law. This Agreement shall be interpreted and construed in a manner consistent with the terms of the Plan and in accordance with the laws of the State of Delaware (without regard to choice of law principles). If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

22. Term of the Agreement. The term of this Agreement shall end upon the earlier of (i) the delivery of all of the Shares or other consideration to be issued in exchange for Performance Shares (and accrued dividend equivalents) or (ii) upon the termination of the Employee’s Service for any reason other than retirement under the Retirement Plan, or the Employee’s Disability or death.

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CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

IN WITNESS WHEREOF, each party has or has caused this Agreement to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation, a Delaware corporation

By:
Name:
Title:
Date:

EMPLOYEE:

[Name of Employee]

Date:

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

CLEARWATER PAPER CORPORATION

STOCK OPTION AGREEMENT

2008 STOCK INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT is made and entered into the day specified in the attached Addendum by and between Clearwater Paper Corporation, a Delaware corporation (the “Corporation”), and the Employee named in the attached Addendum (the “Employee”).

W I T N E S S E T H:

That to encourage stock ownership by employees of the Corporation and for other valuable consideration, the parties agree as follows:

23. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings set forth in this Section 1. Capitalized terms not defined in this Agreement shall have the same definitions as in the Plan.

(a) “Addendum” means the attached Addendum.

(b) “Date of Grant” means the date on which the Committee determined to grant this Option, as specified in the Addendum.

(c) “Disability” means the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

(d) “Exercise Price” means the price per Share designated in the Addendum at which this Option may be exercised.

(e) “Misconduct” means that the Committee (or its delegate) has determined in its sole discretion that the Employee has:

(i) engaged in competition with the Corporation or a Subsidiary or an Affiliate, including, but not limited to, the rendering of services for any organization or engaging directly or indirectly in any business that is or may be (in the reasonable discretion of the Committee) directly or indirectly competitive with the Corporation or a Subsidiary or an Affiliate;

(ii) induced any customer of the Corporation or a Subsidiary or an Affiliate to breach any contract with the Corporation or a Subsidiary or an Affiliate, or induced any employee of the Corporation or a Subsidiary or an Affiliate to be employed or perform services elsewhere;

(iii) made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary or an Affiliate;

(iv) committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary or an Affiliate;

(v) engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary or an Affiliate;

(vi) committed an act that could (either alone or with other acts) be considered harassment or discrimination on the basis of gender, race, age, religion, sexual orientation or other protected category; or

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2008 STOCK INCENTIVE PLAN

(vii) committed an alcohol or drug offense in violation of the Corporation’s or a Subsidiary’s or an Affiliate’s Substance Abuse Policy for salaried employees.

(f) “Option Period” means the term of this Option as provided in Section 4 of this Agreement.

(g) “Purchase Price” means the Exercise Price times the number of whole shares with respect to which this Option is exercised.

(h) “Retirement Plan” means the Clearwater Paper Salaried Retirement Plan.

24. Grant of Option. The Corporation grants to Employee the option to purchase that number of shares of Stock specified in the Addendum for the Exercise Price specified in the Addendum, on the terms and conditions stated in this Agreement. This Option has been granted pursuant to the Plan, a copy of the text of which Employee may obtain upon request to the Corporation.

25. Vesting. Subject to the conditions stated in this Agreement, unless a different period is specified in the Addendum, the period during which the option may be exercised (the “Vesting Schedule”) shall be as follows:

Number of Shares	Vesting Schedule*

50% of the number of shares specified in the Addendum	From one year from the Date of Grant to end of term for Option

50% of the number of shares specified in the Addendum	From two years from the Date of Grant to end of term for Option

Notwithstanding the foregoing, Employee shall have the right to exercise the Option for 100% of the Shares covered by the Option, or any portion thereof, upon a Change of Control that occurs after the date that is six months after the Date of Grant.

26. Option Term; Exercise After Termination of Service. The term of this Option shall end and this Option shall not be exercisable after seven years from the Date of Grant if this Option is designated as an Incentive Stock Option in the Addendum or 10 years from the Date of Grant if this Option is designated as a Nonstatutory Stock Option in the Addendum or, if earlier, upon the termination of Employee’s Service, subject to the following provisions:

(a) If the termination of employment is caused by the Employee’s death, this Option, to the extent that it was exercisable under Section 3 of this Agreement at the date of death and had not previously been exercised, may be exercised at any time before the end of the Option Period as specified in the Option Agreement by Employee’s executors or administrators or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance.

(b) If the termination of employment is caused by Disability or retirement under the Retirement Plan, this Option, to the extent it was exercisable under Section 3 of this Agreement at the end of such termination and had not previously been exercised, may be exercised at any time before the end of the Option Period as specified in the Option Agreement.

(c) If the termination of Service is for any reason other than death, Disability or retirement under the Retirement Plan, this Option, to the extent that it was exercisable under Section 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised within 90 days after the date of such termination. Notwithstanding the foregoing, if the termination of employment is by reason of Employee’s Misconduct, this Option shall cease to be exercisable at the time of such termination.

*	See Paragraph 5 for further explanation of end of term for Option.

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2008 STOCK INCENTIVE PLAN

27. Share Reserve. The Corporation agrees that it will at all times during the Option Period reserve and keep available sufficient authorized but unissued or reacquired Common Stock to satisfy the requirements of this Agreement.

28. Manner of Exercise. Employee, or Employee’s representative, may exercise 20% or more of the portion of this Option that has become vested under Section 3 of this Agreement by giving written notice to the Corporation at Spokane, Washington, attention of the Human Resources Department, or by giving electronic notice in a manner approved by the Committee, specifying the election to exercise the Option, the number of Shares for which it is being exercised and the method of payment for the amount of the Purchase Price of the Shares for which this Option is exercised. Such payment shall be made:

(a) In United States dollars delivered at the time of exercise;

(b) Subject to the conditions stated in rules and regulations adopted by the Committee, by the surrender of Shares in good form for transfer, owned by the person exercising this Option and having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price;

(c) In any combination of subsections (a) and (b) above, if the total of the cash paid and the Fair Market Value of the Shares surrendered equals the Purchase Price of the Shares for which this Option is being exercised; or

(d) If the Committee has established a broker-assisted cashless exercise program, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the Purchase Price.

The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of Employee, shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No Share shall be issued until full payment has been made. After receipt of full payment, the Corporation shall cause to be issued a certificate or certificates for the Shares for which this Option has been exercised, registered in the name of the person or persons exercising the Option (or in the name of such person or persons and another person as community property or as joint tenants), and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

29. Withholding Taxes. In the event the Corporation determines that it is required to withhold state or federal income tax as a result of the exercise of this Option, as a condition to the exercise of the Option, Employee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

30. Stockholder Rights. Neither Employee nor Employee’s representative shall have any rights as a stockholder with respect to any Share subject to this Option until such Shares shall have been issued to Employee or Employee’s representative.

31. Legal Restrictions. Unless at the time Employee gives notice of the exercise of this Option, the Shares to be issued are registered under the Securities Act, the notice shall include a statement to the effect that all Shares for which this Option is being exercised are being purchased for investment, and without present intention of resale, and will not be sold without registration under the Securities Act or exemption from registration, and such other representations as the Committee may require. The Corporation may permit the sale or other disposition of any Shares acquired pursuant to any such representation if it is satisfied that such sale or other disposition would not contravene applicable state or federal securities laws. Unless the Corporation shall determine that, in compliance with the Securities Act or other applicable statute or regulation, it is necessary to register any of the Shares for which this Option has been exercised, and unless such registration, if required has been completed, transaction advices to be provided upon the exercise of this Option shall contain the following legend on the face thereof:

“The Shares represented by this transaction advice have not been registered under the Securities Act of 1933 and may be offered, sold or transferred only if

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registered pursuant to the provisions of that Act or if an exemption from registration is available.”

32. No Employment Rights. Nothing in this Agreement shall be construed as giving Employee the right to be retained as an employee or as impairing the rights of the Corporation to terminate his or her employment at any time, with or without cause.

33. Interpretation; Applicable Law. This Agreement shall be interpreted and construed in a manner consistent with the terms of the Plan and in accordance with the laws of the State of Delaware (without regard to choice of law principles). If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

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CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

IN WITNESS WHEREOF, each party has or has caused this Agreement to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation, a Delaware corporation

By:
Name:
Title:
Date:

EMPLOYEE:

[Name of Employee]

Date:

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

ADDENDUM TO STOCK OPTION AGREEMENT

CLEARWATER PAPER CORPORATION 2008 STOCK INCENTIVE PLAN

Name of Employee: [—]

1. Date of Grant: [—]

2. Exercise Price: $[—] per share, which is agreed to be one hundred percent (100%) of the Fair Market Value of the common stock subject to the Option on the Date of Grant.

3. The number of Shares subject to this Stock Option Agreement is [•], subject to adjustment as provided in Section 11 of the Plan and Section 6 of this Stock Option Agreement.

4. This Option is: [ISO] [NSO].

5. The Vesting Schedule for this Option is: The schedule specified in Paragraph 3 of the Stock Option Agreement, except that no exercise will be permitted for a fractional Share.

The document entitled Stock Option Agreement – Clearwater Paper Corporation 2008 Stock Incentive Plan is incorporated by this reference into this Addendum.

IN WITNESS WHEREOF, the Corporation has caused this addendum to the Stock Option Agreement to be executed on its behalf by its duly authorized representative, and the Employee has executed the same on the date indicated below.

IN WITNESS WHEREOF, each party has or has caused this Addendum to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation, a Delaware corporation

By:
Name:
Title:
Date:

EMPLOYEE:

[Name of Employee]

Date:

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

CLEARWATER PAPER CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

2008 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into on the Grant Date specified in the attached Addendum to this Agreement, by and between Clearwater Paper Corporation, a Delaware corporation (the “Corporation”), and the Employee named in the attached Addendum (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation maintains the Clearwater Paper Corporation 2008 Stock Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Employee has been selected to receive a grant of Restricted Stock Units under Section 10 of the Plan;

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

34. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings set forth in this Section 1. Capitalized terms not defined in this Agreement shall have the same definitions as in the Plan.

(a) “Addendum” means the attached Addendum.

(b) “Cause” means the occurrence of any one or more of the following: (i) the Employee’s conviction of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) the Employee’s participation in a fraud or act of dishonesty against the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation that results in material harm to the business of the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation; (iii) the Employee’s intentional, material violation of any contract between the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation and the Employee, or any statutory duty the Employee owes the Corporation, its Affiliates or any successor to the Corporation, in either case that the Employee does not correct within 30 days after written notice thereof has been provided to the Employee, (iv) the commission of an act by the Employee that could (either alone or with other acts) be considered harassment or discrimination on the basis of gender, race, age, religion, sexual orientation or other protected category; or (v) the commission by the Employee of an alcohol or drug offense in violation of the Corporation’s, or a Subsidiary’s or an Affiliate’s Substance Abuse Policy for salaried employees.

(c) “Disability” means the condition of the Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

(d) “Good Reason” means that one or more of the following are undertaken by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation without the Employee’s written consent: (i) the assignment to the Employee of any duties or responsibilities that results in a material diminution in the Employee’s position or function as in effect immediately prior to the effective date of a Change of Control; provided, however, that a change in the Employee’s title or reporting relationships shall not provide the basis for a voluntary termination with Good Reason; (ii) a reduction, without the Employee’s written consent, by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation in the Employee’s annual base salary, as in effect on the effective date of the Change of Control or as increased thereafter; (iii) any failure by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation to continue in effect (or substantially replace in the aggregate) any material benefit plan or program in which the Employee was participating immediately prior to the effective date of the Change of Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation that would adversely affect the Employee’s participation in or reduce the Employee’s benefits under the Benefit Plan; provided, however, that no voluntary termination of Service with Good Reason shall be deemed to have occurred if the Corporation, its Subsidiaries or

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2008 STOCK INCENTIVE PLAN

Affiliates or any successor to the Corporation provide for the Employee’s participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Employee’s business office to a location more than 50 miles from the location at which the Employee performs duties as of the effective date of the Change of Control, except for required travel by the Employee on the Corporation’s, its Subsidiaries’ or Affiliates’ or any successor to the Corporation’s business to an extent substantially consistent with the Employee’s business travel obligations prior to the effective date of the Change of Control; or (v) a material breach by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation concerning the terms and conditions of the Employee’s employment.

(e) “Grant Date” means the effective date of the Award of the Restricted Stock Units to the Employee, as specified in the Addendum.

(f) “Retirement Plan” means the Clearwater Paper Salaried Retirement Plan.

(g) “Vesting Period” means that period or periods set forth in the Addendum.

35. Award. Subject to the terms of this Agreement and the Addendum, the Employee is hereby awarded a grant of Restricted Stock Units in the number set forth in the attached Addendum (the “Award”). Except as otherwise set forth herein, the number of Shares actually payable to the Employee is contingent on the Employee’s continuous Service for the duration of the Vesting Period. This Award has been granted pursuant to the Plan and is subject to all the terms and provisions thereof, a copy of which is attached and the terms and conditions of which are incorporated by reference into this Agreement.

36. Dividend Equivalents. During the Performance Period, dividend equivalents shall be converted into additional Restricted Stock Units based on the closing price of the Stock on the New York Stock Exchange on the dividend payment date. Such additional Restricted Stock Units shall vest or be forfeited in the same manner as the underlying Restricted Stock Units to which they relate.

37. Settlement of Awards. Pursuant to Section 5 of this Agreement, the Corporation shall deliver to the Employee one Share for each vested Restricted Stock Unit included in the Award and, as applicable, one share for each vested Restricted Stock Unit that corresponds to an accrued dividend equivalent. Any vested Restricted Stock Units payable to the Employee (including Shares payable pursuant to Section 3 above) shall be paid solely in Shares. Any fractional Share will be rounded to the closest whole Share.

38. Time of Payment. Except as otherwise provided in this Agreement, the Shares issuable for the vested Restricted Stock Units shall be delivered to the Employee (or, in the case of the Employee’s death before delivery, to the Employee’s beneficiary or representative) as soon as practicable after (but no later than 60 days after) the earlier of the end of the Vesting Period or the date of the Employee’s termination of Service.

39. Retirement, Disability, or Death During the Vesting Period. If the Employee’s employment with the Corporation or a Subsidiary or an Affiliate terminates during the Vesting Period because of the Employee’s retirement under the Retirement Plan, or due to his or her Disability or death, and the Award provides for vesting in its entirety as of a single date, the Employee (or, in the case of the Employee’s death, the Employee’s beneficiary or representative) will be entitled to a prorated number of the Restricted Stock Units based on the number of months completed in the Vesting Period as of the date of termination divided by the total number of months in the Vesting Period. If the Award vests ratably during the term of the Vesting Period, the Employee will receive the next tranche of Restricted Stock Units scheduled to vest.

40. Termination of Employment During the Vesting Period. If the Employee’s Service terminates during the Performance Period for any reason other than as described in Section 10, the portion of unvested Restricted Stock Units granted under this Agreement shall be terminated automatically as of the date of such termination of Service.

41. Change of Control. In the event that the Employee’s Service with the Corporation or a Subsidiary or an Affiliate is involuntarily terminated without Cause or voluntarily terminated for Good Reason within one

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2008 STOCK INCENTIVE PLAN

month prior to or 24 months following the effective date of a Change of Control that is at least six months following the Grant Date, the Restricted Stock Units shall become immediately vested in full and immediately payable in accordance with Section 4 above.

42. Available Shares. The Corporation agrees that it will at all times during the term of this Agreement reserve and keep available sufficient authorized but unissued or reacquired Shares to satisfy the requirements of this Agreement.

43. Applicable Taxes. In the event the Corporation determines that it is required to withhold state or federal income tax as a result of the payment of the Shares, the Employee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

44. Relationship to Other Benefits. Restricted Stock Units shall not be taken into account in determining any benefits under any pension, savings, disability, severance, group insurance or any other pay-related plan of the Corporation or its Subsidiaries or Affiliates.

45. Required Deferral. In the event the Award would cause the Employee to qualify as a “covered employee” pursuant to Section 162(m) of the Code, that portion of the Award that would exceed the amount deductible by the Corporation under Section 162(m) of the Code shall be automatically deferred until the Employee’s compensation is no longer subject to Section 162(m) of the Code. Any portion of the Award so deferred shall be credited with dividend equivalents and shall be paid out as additional Shares in the calendar year in which the Employee’s compensation is no longer subject to Section 162(m) of the Code. Any deferral of the Award is intended to comply with Section 409A of the Code.

46. Stockholder Rights. Neither the Employee nor the Employee’s beneficiary or representative shall have any rights as a stockholder with respect to any Shares subject to this Agreement until such Shares shall have been issued to the Employee or the Employee’s beneficiary or representative.

47. Transfers, Assignments, Pledges. Except as otherwise provided in this Agreement, the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred by this Agreement, contrary to the provisions of this Section 14, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Agreement, the Award and the rights and privileges conferred by this Agreement shall immediately become null and void. However, this Section 14 shall not preclude: (i) an Employee from designating a beneficiary to succeed, after the Employee’s death, to any rights of the Employee or benefits distributable to the Employee under this Agreement not distributed at the time of the Employee’s death; or (ii) a transfer of any Award hereunder by will or the laws of descent or distribution. In that regard, any such rights shall be exercisable by the Employee’s beneficiary, and such benefits shall be distributed to the beneficiary, in accordance with the provisions of this Agreement and the Plan. The beneficiary shall be the named beneficiary or beneficiaries designated by the Employee in writing filed with the Corporation in such form and at such time as the Corporation shall require. If a deceased Employee has not designated a beneficiary, or if the designated beneficiary does not survive the Employee, any benefits distributable to the Employee shall be distributed to the legal representative of the estate of the Employee. If a deceased Employee has designated a beneficiary and the designated beneficiary survives the Employee but dies before the complete distribution of benefits to the designated beneficiary under this Agreement, then any benefits distributable to the designated beneficiary shall be distributed to the legal representative of the estate of the designated beneficiary.

48. No Employment Rights. Nothing in this Agreement shall be construed as giving the Employee the right to be retained as an employee or as impairing the rights of the Corporation or a Subsidiary or an Affiliate to terminate his or her employment at any time, with or without cause.

49. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this

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2008 STOCK INCENTIVE PLAN

Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

50. Interpretation/Applicable Law. This Agreement shall be interpreted and construed in a manner consistent with the terms of the Plan and in accordance with the laws of the State of Delaware (without regard to choice of law principles). If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

51. Term of the Agreement. The term of this Agreement shall end upon the earlier of (i) the delivery of all of the Shares or other consideration to be issued in exchange for the Restricted Stock Units (and accrued dividend equivalents) subject to the Award granted to the Employee or (ii) upon the termination of the Employee’s Service for any reason other than retirement under the Retirement Plan, or the Employee’s Disability or death.

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CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

IN WITNESS WHEREOF, each party has or has caused this Agreement to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation, a Delaware corporation

By:
Name:
Title:
Date:

EMPLOYEE:

[Name of Employee]

Date:

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN